EXHIBIT 23.1


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the use in the Form 10-SB Registration Statement of Wayne Acquisition Corp. our report as of January 31, 2002 and for the period from January 2, 2002 (inception) to January 31, 2002, dated May 6, 2002, relating to the financial statements of Wayne Acquisition Corp. which appear in such Form 10-SB.



/s/ Lim & Co.
-------------------------
LIM & Co.
Certified Public Accountants


Edison, New Jersey
May 6, 2002